EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in the Form S-8 Registration Statement (No.333-11537) of our reports dated February 17, 1998 (except with respect to the matter discussed in Note 18, as to which the date is March 18, 1998) included in Andrx Corporation's Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in that Registration Statement.

/S/ ARTHUR ANDERSEN LLP
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    ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida,
  March 30, 1998.